UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2006

CNL HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-24097 (Commission File Number)	59-3396369 (IRS Employer Identification No.)
450 South Orange Avenue, Orlando, Florida 32801 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (407) 650-1510

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

On January 31, 2006, CNL Hotels & Resorts, Inc. (the “Company”) through various affiliates, entered into amended and restated management agreements for three of its hotel and resort properties: Grand Wailea Resort Hotel & Spa, Arizona Biltmore Resort & Spa and La Quinta Resort & Club (collectively, the “Resorts”) with 90210 Management Company, LLC (“MGMTCO”), now an affiliate of Hilton Hotels Corporation (“Hilton”) (the “Amended Agreements”). Affiliates of the Company entered into the original management agreements for the Resorts with KSL II Management Operations, LLC (“KSLMO”) on August 16, 2004 (the “Original Agreements”). On January 31, 2006, KSLMO contributed and assigned the Original Agreements and related assets to MGMTCO (the “Contribution”), which at that time was a wholly-owned subsidiary of KSLMO. Immediately following the Contribution, Hilton, through an affiliate, acquired MGMTCO, including all of the rights of MGMTCO in and to the Original Agreements. The Amended Agreements between MGMTCO, now an affiliate of Hilton, and affiliates of the Company became effective as of February 1, 2006.

The Amended Agreements provide, among other things, for reimbursement by Hilton and MGMTCO to the Company of certain owner-funded capital improvements at two of the Resorts, up to a specified amount. Hilton and MGMTCO also entered into a separate guaranty agreement with affiliates of the Company providing, among other things, that Hilton and MGMTCO guarantee, for a period of three years or until the specified threshold level is reached, whichever occurs first, payment to the Company, within certain parameters, of the supplemental funds, if any, necessary for the operating performance for each of the Resorts being managed under the Amended Agreements to meet the specified threshold levels.

In addition, pursuant to the arrangements with Hilton, the Resorts will be designated with a new brand introduced by Hilton, “The Waldorf=Astoria Collection”, and are expected to participate in certain Hilton programs including technology programs, the Hilton HHonors® guest reward program, the Hilton Reservations Worldwide system, eBusiness programs, world-wide sales and marketing programs, and other operations support.

Hilton also manages 27 of the Company’s other properties, 13 of which are owned through joint ventures in which the Company and Hilton are partners.

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding participating in certain Hilton programs, new brand designation and/or statements containing words such as "anticipate(s)," "expect(s)," "intend(s)," "plan(s)," “could”, "target(s)," "project(s)," "will," "believe(s)," "seek(s)," "estimate(s)" and similar expressions. These statements are based on management's current expectations, beliefs and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors, including those outside of our control that could lead to actual results materially different from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to: a change in the national economy; changes in Hilton’s relevant programs; a change in Hilton’s branding plans; the occurrence of terrorist activities or other disruptions to the travel and leisure industries; natural disasters; and such other risk factors as may be discussed in our annual report on Form 10-K and other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNL HOTELS & RESORTS, INC.

Date: February 7, 2006	By:	/s/ Mark E. Patten
Name: Mark E. Patten
Title: Senior Vice President and Chief Accounting Officer